Exhibit 10.03

INTERCREDITOR AGREEMENT

            THIS INTERCREDITOR AGREEMENT (this "Agreement"), is dated effective as of December 13, 2005 by and between:

1.         Colonial Bank, N.A. ("Colonial") and any permitted assignees ("Lender A") as Lender under that certain Mortgage Warehouse Loan and Security Agreement, dated as of December 28, 2000, as amended (as amended, the "Colonial Loan Agreement"), between Colonial and First Preference Mortgage Corp. ("FPMC") as Borrower and the related loan documents including, but not limited to, the $5,000,000.00 Promissory Note, dated as of December 28, 2000, as amended by FPMC payable to the order of Colonial (the "Colonial Note") (the Colonial Loan Agreement, the Colonial Note and the related loan documents are hereinafter referred to collectively as "Note A");

2.         Bluebonnet Investments, Ltd. ("BIL") and any permitted assignees ("Lender B") as Lender under the $350,000 Promissory Note dated the date hereof ("Note B") by First Financial Corporation ("FFC");

3.         JRPM Investments, Ltd. ("JRPM") and any permitted assignees ("Lender C") as Lender under the $350,000 Promissory Note dated the date hereof ("Note C") by FFC;

4.         JRPM and any permitted assignees ("Lender D") as Lender under the $500,000 Promissory Note dated the date hereof ("Note D") by FFC;

5.         FPMC; and

6.         FFC.

RECITALS

            WHEREAS, Note A is secured by liens and security interest in and to certain residential mortgage loans funded (or to be funded) with advances made by Lender A, including without limitation, the mortgage notes, mortgagees (or, if applicable, deeds to secure debt or deeds of trust), investor commitments and other mortgage loan documentation relating to such residential mortgage loans, the proceeds of the sale of such residential mortgage loans and the other collateral more particularly described in the Colonial Loan Agreement (collectively, the "Colonial Collateral");

            WHEREAS, Note B, Note C and Note D are secured by liens and security interests in and to certain real property, personal property (other than Colonial Collateral) and fixtures at the site owned by FPMC located at Highway 77 in McLennan County, Texas ("Hwy 77 Site") under the Second Lien Deed of Trust, Security Agreement and Financing Statement, of even date herewith, among Herbert S. Bristow, as Trustee, Lender B, Lender C, Lender D and FPMC (the "Hwy 77 DOT");

            WHEREAS, Note C and Note D are secured by:

1.         Liens and security interests in and to certain real property, personal property (other than Colonial Collateral) and fixtures at the site owned by Shelter Resources, Inc. ("SRI"), which is a subsidiary of FFC, located at 826 Columbus, Waco, in McLennan County, Texas [RE Asset #4201] and located at 823 Washington, Waco, in McLennan County, Texas [RE Asset #4301] ("SRI Properties"), under the Deed of Trust, Security Agreement and Financing Statement in favor of FFC, as Lender and Lender D (the "SRI DOT");

2.         Liens and security interests in and to certain real property, personal property (other than Colonial Collateral) and fixtures at the sites owned by First Preference Properties, Inc. ("FPP"), located at 901 Columbus, Waco, in McLennan County, Texas [RE Asset #61101] and located at 325 North 9th Street, Waco, in McLennan County, Texas [RE Asset #61102] ("FPP Properties"), under the Deed of Trust, Security Agreement and Financing Statement (the "FPP DOT");

3.         Liens and security interests in and to certain real property, personal property (other than Colonial Collateral) and fixtures at the site owned by First Financial Corporation ("FFC") [RE Asset #14501] and located at 2520 Robinson Drive, Waco, in McLennan County, Texas, under the Third Lien Deed of Trust, Security Agreement and Financing Statement (the "FFC DOT");

4.         Security interests in the stock of SRI, ("SRI Stock") owned by FFC granted under the Pledge Agreement dated the date hereof by FFC in favor of FFC, as Lender C and Lender D ("FFC Pledge");

5.         Security interests in the stock of First Advisory Services, Inc. ("FAS Stock") owned by FFC granted under the FFC Pledge;

6.         Security interests in the stock of FPMC ("FPMC Stock") owned by FFC granted under the FFC Pledge; and

7.         Security interests in the stock of FPP ("FPP Stock") owned by FFC granted under the FFC Pledge.

            WHEREAS, Lender A, Lender B, Lender C and Lender D, and their successors and assigns from time to time party to this Agreement (collectively, "Lenders") desire to set forth their relative priority and relationship with regard to payments under Note A, Note B, Note C and Note D, and any replacement or refinanced loan agreements and promissory notes, as amended from time to time and described in Schedule 1, as amended, (collectively, "Notes") and their relative priority and relationships with regard to exercising remedies against FPMC and FFC  (collectively, "Borrowers") and any collateral securing the Notes including but not limited to the Collateral described in Schedule 1 (collectively, "Collateral").

            THEREFORE, for the premises set forth herein and other valuable consideration, the Lenders, FFC and FPMC agree as follows.

AGREEMENTS

           1.           Certain Definitions; Rules of Construction.

(a)                Certain definitions below refer to different parties depending on their relative priority.  The priority of the Lenders are set forth in Schedule 1.  Until there are no Senior Loan Liabilities (defined below) with regard to the Lender with the highest priority, for all purposes under this Agreement, such Lender shall be the "Senior Lender" and the Notes payable to such Lender and set forth in Schedule 1 are the "Senior Notes".  Upon the payment in full of the Senior Loan Liabilities to the Senior Lender, the Lender with the next highest priority shall become the "Senior Lender" and the Notes payable to such Lender and set forth in Schedule 1 are the "Senior Notes".  If there is only one Lender, whether by virtue of all but one Note having been canceled or by virtue of one party holding multiple Notes, such Lender may, at its option, terminate this Agreement or preserve its existence to accommodate future transfers of Notes to multiple Lenders.  The changes to the foregoing definitions and any amendment to Schedule 1 are referred to as a "Priority Shift".  If any Mezzanine Note is refinanced or amended, and such modification is not described in Schedule 1, as amended, or such modification was made without the consents and other actions required under Section 5, then any additional principal, interest or other amounts owed by Borrower as a result of such modification shall be excluded from the Senior Loan Liabilities if such Mezzanine Note becomes a Senior Note through a Priority Shift.

(b)               As used in this Agreement, the following capitalized terms shall have the following meanings:

"Affiliate" means, as to any particular Person, any Person directly or indirectly, through one or more intermediaries, controlling, Controlled by or under common control with the Person or Persons in question.

"Agreement" means this Agreement, as the same may be amended, modified and in effect from time to time, pursuant to the terms hereof.

"Borrower" means any obligor under the Notes.

"Borrower Group" has the meaning provided in Section 8(c).

{H0033021.8}                                                                         3

"Business Day" means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Waco, Texas or Orlando, Florida are authorized or required by law to be closed.  Unless otherwise provided, the term "days" when used herein shall mean calendar days.

 "Collateral" is defined in the Recitals.

"Colonial Collateral" is defined in the Recitals.

"Continuing Senior Loan Event of Default" means an Event of Default under the Senior Loan Documents for which each Senior Lender has provided notice of such Event of Default to each Mezzanine Lender in accordance with Section 10 of this Agreement.

"Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. "Controlled by," "controlling" and "under common control with" shall have the respective correlative meaning thereto.

"Enforcement Action" means any (i) judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Collateral or Borrower, including, without limitation, the taking of possession or control of the Collateral, (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Collateral (other than giving of notices of default and statements of overdue amounts) or (iii) any other action or proceeding or other exercise of any right or remedy available to any Lender under its Loan Documents, at law, in equity or otherwise with respect to Borrower and/or the Collateral.

"Event of Default" as used herein means (i) with respect to the Senior Loan and the Senior Loan Documents, any Event of Default thereunder which has occurred and is continuing and (ii) with respect to the Mezzanine Loan and the Mezzanine Loan Documents, any Event of Default thereunder which has occurred and is continuing.

"Loan" means each of the Senior Loan and the Mezzanine Loans.

"Loan Documents" means the Senior Loan Documents and the Mezzanine Loan Documents.

"Mezzanine Borrower" means the payors under the Mezzanine Notes.

"Mezzanine Lender" means each Lender other than the Senior Lender.

"Mezzanine Loan" means the loans advanced under the Mezzanine Notes.

"Mezzanine Loan Documents" means the Mezzanine Note together with all documents and instruments executed now or in the future in connection therewith including but not limited to deposit account agreements and cash collateral account agreements, as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement.

"Mezzanine Loan Modification" has the meaning provided in Section 5(b) hereof.

"Mezzanine Note" means each Note other than the Senior Notes.

"Person" means any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof) endowment fund or any other form of entity.

"Prior Lender" means, as to each Lender, another Lender ranked with higher priority to such Lender in Schedule 1.

"Prior Loan" means, as to each Loan, another Loan that is ranked with higher priority to such Loan in Schedule 1.

"Prior Loan Documents" means the Loan Documents relating to the Prior Loans.

"Priority Shift" is defined in Section 1(a).

"Proceeding" has the meaning provided in Section 8(c) hereof.

"Security Documents" means any agreement granting a lien or security interest to secure a Note.

"Senior Lender" is defined under Section 1(a). As of the date of this Agreement, Colonial is the Senior Lender.

"Senior Loan" means all obligations under the Senior Note.

"Senior Loan Documents" means the Senior Notes and the related Security Documents together with the instruments and documents executed in connection with the foregoing, and as any of the foregoing may be modified, amended, extended, supplemented, restated or replaced from time to time, subject to the limitations and agreements contained in this Agreement. As of the date of this Agreement, the Colonial Loan Agreement, the Colonial Note and the other loan documents included in "Note A" are the Senior Loan Documents.

"Senior Loan Liabilities" shall mean, collectively, all of the indebtedness, liabilities and obligations of Borrower evidenced by the Senior Loan Documents and all amounts due or to become due pursuant to the Senior Loan Documents, including interest thereon and any other amounts payable in respect thereof or in connection therewith, including, without limitation, any late charges, default interest, prepayment fees or premiums, exit fees, advances and post-petition interest and the Senior Lenders commitment to make any additional advances or other extensions of credit.

"Senior Loan Modification" has the meaning provided in Section 5(a) hereof.

"Senior Mortgage" refers to any document granting a lien in real property to secure the Senior Note.

"Senior Note" is defined under Section 1(a). As of the date of this Agreement, the documents constituting "Note A" are the Senior Note.

 "Transfer" means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest, issuance of a participation interest, or other disposition, either directly or indirectly, by operation of law or otherwise.

                        (c)                For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)                  all capitalized terms defined in the recitals to this Agreement shall have the meanings ascribed thereto whenever used in this Agreement and the terms defined in this Agreement have the meanings assigned to them in this Agreement, and the use of any gender herein shall be deemed to include the other genders;

(ii)                all references in this Agreement to designated Sections, Subsections, Paragraphs, Articles, Exhibits, Schedules and other subdivisions or addenda without reference to a document are to the designated sections, subsections, paragraphs and articles and all other subdivisions of and exhibits, schedules and all other addenda to this Agreement, unless otherwise specified;

(iii)               a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall apply to Paragraphs and other subdivisions;

(iv)              the terms "includes" or "including" shall mean without limitation by reason of enumeration;

(v)                the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(vi)              the words "to Mezzanine Lender's knowledge" or "to the knowledge of Mezzanine Lender" (or words of similar meaning) shall mean to the actual knowledge of officers of such Mezzanine Lender with direct oversight responsibility for the Mezzanine Loan without independent investigation or inquiry and without any imputation whatsoever; and

(vii)             the words "to Senior Lender's knowledge" or "to the knowledge of Senior Lender" (or words of similar meaning) shall mean to the actual knowledge of officers of Senior Lender with direct oversight responsibility for the Senior Loan without independent investigation or inquiry and without any imputation whatsoever.

2.                  Approval of Loans and Loan Documents.  Each Mezzanine Lender hereby acknowledges (and acknowledges upon each Priority Shift) that (i) it has received and reviewed and, subject to the terms and conditions of this Agreement, hereby consents to and approves of the making of the Senior Loan and, subject to the terms and provisions of this Agreement, all of the terms and provisions of the Senior Loan Documents, (ii) the execution, delivery and performance of the Senior Loan Documents will not constitute a default or an event which, with the giving of notice or the lapse of time, or both, would constitute a default under the Mezzanine Loan Documents, (iii) no Senior Lender is under any obligation or duty to, nor has any Senior Lender represented that it will, see to the application of the proceeds of the Senior Loans by Borrower or any other Person to whom any Senior Lender disburses such proceeds, and (iv) any application or use of the proceeds of the Senior Loans for purposes other than those provided in the Senior Loan Documents shall not affect, impair or defeat the terms and provisions of this Agreement or the Senior Loan Documents.

3.                  Representations and Warranties.  Each Mezzanine Lender makes the following representations and warranties on the date hereof and upon each Priority Shift:

(a)                The Mezzanine Notes are the only Mezzanine Loan Document to which such Mezzanine Lender is party as of the date hereof. There currently exists no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default under any of the Mezzanine Loan Documents to which such Mezzanine Lender is party.

(b)               Such Mezzanine Lender is the legal and beneficial owner of such Mezzanine Notes, respectively, free and clear of any lien, security interest, option or other charge or encumbrance.

(c)                There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(d)               Such Mezzanine Lender has, independently and without reliance upon any Senior Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

(e)                Such Mezzanine Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of such Mezzanine Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

(f)                 Such Mezzanine Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such Mezzanine Lender enforceable against such Mezzanine Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws, and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

(g)                To such Mezzanine Lender's knowledge, no consent of any other Person and no consent, license, approval, or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by such Mezzanine Lender of this Agreement or consummation by such Mezzanine Lender of the transactions contemplated by this Agreement.

(h)                Such Mezzanine Lender represents that none of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will (v) violate or conflict with any provision of the organizational or governing documents of such Mezzanine Lender, (w) to such Mezzanine Lender's knowledge, violate, conflict with, or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, or other instrument to which such Mezzanine Lender is a party or to which any of its properties are subject, (x) to such Mezzanine Lender's knowledge, result in the creation of any lien, charge, encumbrance, mortgage, lease, claim, security interest, or other right or interest upon the properties or assets of such Mezzanine Lender pursuant to the terms of any such contract, mortgage, lease, bond, indenture, agreement, franchise, or other instrument, (y) violate any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency or governmental or regulatory body of which such Mezzanine Lender has knowledge against, or binding upon, such Mezzanine Lender or upon any of the securities, properties, assets, or business of such Mezzanine Lender or (z) to such Mezzanine Lender's knowledge, constitute a violation by such Mezzanine Lender of any statute, law or regulation that is applicable to such Mezzanine Lender.

(i)                  Each Senior Lender other than Colonial and Lender A hereby (and upon each Priority Shift) represents and warrants as follows:

(j)                  Each Senior Lender hereby (and upon each Priority Shift) represents and warrants as follows:

               (i)                  Such Senior Lender has, independently and without reliance upon any Mezzanine Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

             (ii)                Such Senior Lender is duly organized and is validly existing under the laws of the jurisdiction under which it was organized with full power to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby.

            (iii)               All actions necessary to authorize the execution, delivery, and performance of this Agreement on behalf of such Senior Lender have been duly taken, and all such actions continue in full force and effect as of the date hereof.

            (iv)              Such Senior Lender has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid, and binding agreement of such Senior Lender enforceable against such Senior Lender in accordance with its terms subject to (x) applicable bankruptcy, reorganization, insolvency and moratorium laws and (y) general principles of equity which may apply regardless of whether a proceeding is brought in law or in equity.

4.                  Transfer of Loans.

         (a)                No Mezzanine Lender may Transfer all or any of its Mezzanine Loan or any interest therein with the prior written consent of each Prior Lender.

         (b)               Colonial or Lender A, as the case may be, may from time to time, in its sole discretion, Transfer all or any of its Senior Loan or any interest therein without notice to or consent of any other Lender, any Borrower or any other Person.

5.                  Modifications, Amendments, Etc.

        (a)                Each Senior Lender shall have the right without the consent of any Mezzanine Lender in each instance to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "Senior Loan Modification") of the Senior Loan or the Senior Loan Documents including but not limited to the following: (i) increase the interest rate or principal amount, (ii) increase in any other material respect any monetary obligations of Borrower under the Senior Loan Documents, (iii) extend or shorten the scheduled maturity date of the amounts owed under the Senior Loan Documents, (iv) convert or exchange the amounts owed under the Senior Loan Documents into or for any other indebtedness or subordinate any of the amounts owed under the Senior Loan Documents to any indebtedness of Borrower, (v) amend or modify the provisions limiting transfers of interests in the Borrower or the Collateral, (vi) modify or amend the terms and provisions of the Senior Loan Documents with respect to the manner, timing and method of the application of payments, (vii) cross default the Senior Loan with any other indebtedness, (viii) consent to a higher strike price with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Senior Loan, (ix) obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the Collateral, (or other similar equity participation), or (x) extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge. In addition and notwithstanding the foregoing provisions of this Section 5, any amounts funded by any Senior Lender under the Senior Loan Documents as a result of (A) the making of any advances by a Senior Lender, or (B) interest accruals or accretions and any compounding thereof (including default interest), shall not be deemed to contravene this Section 5(a).

         (b)               No Mezzanine Lender may enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a "Mezzanine Loan Modification") of a Mezzanine Loan or the Mezzanine Loan Documents without the consent of each Prior Lender.

         (c)                Each Borrower shall deliver to each Mezzanine Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Senior Loan Documents (including without limitation, any side letters, waivers or consents entered into, executed or delivered by such Senior Lender) within a reasonable time after any such applicable instruments have been executed by such Senior Lender.

         (d)               Each Mezzanine Lender shall deliver to each other Lender copies of any and all modifications, amendments, extensions, consolidations, spreaders, restatements, alterations, changes or revisions to any one or more of the Mezzanine Loan Documents (including, without limitation, any side letters, waivers or consents entered into, executed or delivered by each Mezzanine Lender) within a reasonable time after any of such applicable instruments have been executed by such Mezzanine Lender.

6.                  Subordination of Mezzanine Loan and Mezzanine Loan Documents.

        (a)                Each Mezzanine Lender hereby subordinates and makes junior the Mezzanine Loan, the Mezzanine Loan Documents, and all rights, remedies, terms and covenants contained therein to (i) the Senior Loan and each Prior Loan, (ii) the liens and security interests created by the Senior Loan Documents and the Prior Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Senior Loan Documents and the Prior Loan Documents.

        (b)               No amendments or modifications to the Senior Loan Documents and the Prior Loan Documents or waivers of any provisions thereof shall affect the subordination thereof as set forth in Section 6(a).

        (c)                Every document and instrument included within the Mezzanine Loan Documents shall be subject and subordinate to each and every document and instrument included within the Senior Loan Documents and the Prior Loan Documents and all extensions, modifications, consolidations, supplements, amendments, replacements and restatements of and/or to the Senior Loan Documents and the Prior Loan Documents.

7.                  Payment Subordination.

       (a)                Except as otherwise expressly provided in this Agreement, all of each Mezzanine Lender's rights to payment of the Mezzanine Loan and the obligations evidenced by the Mezzanine Loan Documents are hereby subordinated to all of each Senior Lender's rights to payment by Borrower of the Senior Loan and each Prior Loan and the obligations secured by the Senior Loan Documents and the Prior Loan Documents, and no Mezzanine Lender may accept or receive payments (including, without limitation, whether in cash or other property and whether received directly, indirectly or by set-off, counterclaim or otherwise) from Borrower prior to the date that all obligations due and owing of Borrower to each Senior Lender and each Prior Lender under the Senior Loan Documents and the Prior Loan Documents are paid and each such Lender's commitment to lend any additional funds to Borrower thereunder have been terminated. If a Proceeding shall have occurred or a Continuing Senior Loan Event of Default shall have occurred and be continuing, each Senior Lender shall be entitled to receive payment and performance in full of all amounts due or to become due to each Senior Lender before any Mezzanine Lender is entitled to receive any payment on account of a Mezzanine Loan. All payments or distributions upon or with respect to the Mezzanine Loan which are received by any Mezzanine Lender contrary to the provisions of this Agreement shall be received and held in trust by the such Mezzanine Lender for the benefit of each Senior Lender and shall be paid over to each Senior Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or performance of the Senior Loan in accordance with the terms of the Senior Loan Documents.

     (b)               Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 7(a), provided that no notice of an Event of Default has been received by a Mezzanine Lender notifying the Mezzanine Lender of the existence of an Event of Default under the Senior Loan Documents, such Mezzanine Lender may accept payments of any amounts due and payable from time to time which Borrower is obligated to pay such Mezzanine Lender in accordance with the terms and conditions of the Mezzanine Loan Documents and such Mezzanine Lender shall have no obligation to pay over to any Senior Lender any such amounts. If a notice of an Event of Default is sent to the Mezzanine Lenders, Mezzanine Lenders shall not be obligated to pay over any amounts received before the delivery of such notice.

     (c)                No Mezzanine Lender may take any Enforcement Action while there are Senior Loan Liabilities without the prior written consent of each Senior Lender; provided, however, that (i) each Mezzanine Lender shall, prior to commencing any Enforcement Action, give each Lender written notice of the default which would permit such Mezzanine Lender to commence such Enforcement Action and (ii) such  Mezzanine Lender shall provide each Lender with copies of any and all material notices, pleadings, agreements, motions and briefs served upon, delivered to or with any party to any Enforcement Action and otherwise keep each Lender reasonably apprised as to the status of any Enforcement Action. Colonial and/or Lender A, as the case may be, may take any Enforcement Action without notice to or consent of any other Lender, any Borrower or any other Person (except such notice, if any, as may be required by applicable law or under the Colonial Loan Agreement). Colonial and/or Lender A will, however, give written notice to each Mezzanine Lender if, following an Event of Default, under the Colonial Loan Agreement, Colonial elects to terminate its commitment and accelerate the Colonial Note.

     (d)               In the event of a casualty to the Collateral (other than the Colonial Collateral) including the buildings or improvements constructed on any portion of the real estate Collateral or a condemnation or taking under a power of eminent domain of all or any portion of the real estate Collateral, each Senior Lender shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the "Award"). If the amount of the Award is in excess of all amounts owed to each Senior Lender under the Senior Loan Documents, however, such excess Award or portion will be remitted the next succeeding Senior Lender and, the event there are no Lenders with amounts due and owing, to Borrower. In the event of any competing claims for any such excess Award, each Senior Lender shall continue to hold such excess Award until each Senior Lender receives an agreement signed by all Persons making a claim to the excess Award or a final order of a court of competent jurisdiction directing each Senior Lender as to how and to which Person(s) the excess Award is to be distributed. Notwithstanding the foregoing, in the event of a casualty or condemnation, each Senior Lender shall release the Award from any such event to the Borrower if and to the extent required by the terms and conditions of the Senior Loan Documents in order to repair and restore the Premises in accordance with the terms and provisions of the Senior Loan Documents. Any portion of the Award made available to the Borrower for the repair or restoration of the Premises shall not be subject to attachment by either Mezzanine Lender. Notwithstanding anything in this subsection (d) to the contrary, Colonial and/or Lender A, as the case may be, shall have no obligations with respect to the Colonial Collateral or any proceeds thereof except as expressly provided in the Colonial Loan Agreement.

8.                Rights of Subrogation; Bankruptcy.

      (a)                Each Mezzanine Lender and each Senior Lender hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Senior Loan Documents or the Mezzanine Loan Documents, as applicable, or any exercise of any rights of set-off or otherwise. Each Mezzanine Lender and each Senior Lender assumes all responsibility for keeping itself informed as to the condition (financial or otherwise) of Borrower, Mezzanine Borrower, the condition of the Collateral and other circumstances and, except for notices expressly required by this Agreement, no Lender shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. Each Mezzanine Lender agrees that each Prior Lender owes no fiduciary duty in connection with the administration of the Prior Loan and the Prior Loan Documents and each Lender agrees not to assert any such claim. Each Lender agrees that each Mezzanine Lender owes no fiduciary duty to any Prior Lender in connection with the administration of its Loan and Loan Documents and each Prior Lender agrees not to assert any such claim.

       (b)               No payment or distribution to Senior Lender pursuant to the provisions of this Agreement shall entitle any Mezzanine Lender to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Loan Liabilities, and each Mezzanine Lender agrees that, except with respect to the enforcement of its remedies under the Mezzanine Loan Documents permitted hereunder, prior to the satisfaction of all Senior Loan Liabilities and the termination of each Senior Lender obligations under the Senior Loan Documents, after giving effect to each Priority Shift, it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of the Collateral now securing the Senior Loan or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Senior Loan Documents or the liens, rights, estates and interests created thereby.

       (c)                Subject to Section 22 of this Agreement, the provisions of this Agreement shall be applicable both before and after the commencement, whether voluntary or involuntary, of any case, proceeding or other action against Borrower under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (a "Proceeding"). For as long as the Senior Loan shall remain outstanding, each Mezzanine Lender shall not, and shall not solicit any person or entity to, and shall not direct or cause Borrower to direct or cause either the Borrower or any entity which controls Borrower (the "Borrower Group") to: (i) commence any Proceeding; (ii) institute proceedings to have Borrower adjudicated a bankrupt or insolvent; (iii) consent to, or acquiesce in, the institution of bankruptcy or insolvency proceedings against Borrower; (iv) file a petition or consent to the filing of a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief by or on behalf of Borrower; (v) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Borrower, the real estate collateral (or any portion thereof) or any other Collateral securing the Senior Loan Liabilities (or any portion thereof); (vi) make an assignment for the benefit of any creditor of Borrower; (vii) seek to consolidate any assets of the Borrower with any member of the Borrower Group in any proceeding relating to bankruptcy, insolvency, reorganization or relief of debtors; or (viii) take any action in furtherance of any of the foregoing.

       (d)               If a Mezzanine Lender is deemed to be a creditor of Borrower in any Proceeding (i) such Mezzanine Lender hereby agrees that it shall not make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any Proceeding by or against the Borrower without the prior consent of each Senior Lender and Prior Lender, (ii) each Senior Lender may vote in any such Proceeding on behalf of any and all claims of such Mezzanine Lender, and such Mezzanine Lender hereby appoints each Senior Lender as its agent, and grants to each  Senior Lender an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to either Mezzanine Lender in connection with any case by or against the Borrower in any Proceeding, including without limitation, the right to file and/or prosecute any claims, to vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code; provided, however, that with respect to any proposed plan of reorganization in respect of which creditors are voting, each Senior Lender may vote on behalf of each Mezzanine Lender only if the proposed plan would result in each Senior Lender being "impaired" (as such term is defined in the United States Bankruptcy Code) and (iii) each Mezzanine Lender shall not challenge the validity or amount of any claim submitted in such Proceeding by each Senior Lender in good faith or any valuations of the Collateral submitted by each Senior Lender in good faith, in such Proceeding or take any other action in such Proceeding, which is adverse to each Senior Lender's enforcement of its claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

9.                Obligations Hereunder Not Affected.

      (a)                All rights, interests, agreements and obligations of each Lender under this Agreement shall remain in full force and effect irrespective of:

              (i)                  any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;

              (ii)                any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to or departure from any guaranty, for all or any portion of the Loans;

             (iii)               any manner of application of collateral, or proceeds thereof, to all or any portion of the Loans, or any manner of sale or other disposition of any collateral for all or any portion of the Loans or any other assets of Borrower or any other Affiliates of Borrower;

             (iv)              any change, restructuring or termination of the corporate structure or existence of Borrower or any other Affiliates of Borrower; or

             (v)                any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or a subordinated creditor or each Senior Lender subject to the terms hereof.

     (b)               This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of all or any portion of the Senior Loan is rescinded or must otherwise be returned by any Senior Lender or any Mezzanine Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

10.              Notices.  All notices, demands, requests, consents, approvals or other communications required, permitted, or desired to be given hereunder shall be in writing sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10. Any such notice, demand, request, consent, approval or other communication shall be deemed to have been received: (a) three (3) Business Days after the date mailed, (b) on the date of sending by facsimile if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day) and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as set forth in Schedule 1.

11.              Estoppel. Each Mezzanine Lender shall, within ten (10) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of its Mezzanine Loans, the aggregate accrued and unpaid interest under such Mezzanine Loans, and stating whether to Mezzanine Lender's knowledge any default or Event of Default exists under such Mezzanine Loans.

12.              Further Assurances.  So long as all or any portion of the Loans remain unpaid, each Mezzanine Lender and each Senior Lender will execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

13.              No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to Borrower or any other Person. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

14.              Successors and Assigns.  This Agreement shall bind all successors and permitted assigns of each Lender and shall inure to the benefit of all successors and permitted assigns of each Lender.

15.              Counterpart Originals.  This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

16.              Legal Construction.  In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to agreements intended to be wholly performed within the State of Texas.

17.              No Waiver; Remedies.  No failure on the part of each Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

18.              No Joint Venture.  Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

19.              Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

20.              Conflicts.  In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any of the Loan Documents, the terms and conditions of this Agreement shall control.

21.              No Release.  Nothing herein contained shall operate to release Borrower from (a) its obligation to keep and perform all of the terms, conditions, obligations, covenants and agreements contained in the Loan Documents or (b) any liability of Borrower under the Loan Documents.

22.              Continuing Agreement.  This Agreement is a continuing agreement and shall remain in full force and effect until the payment in full of all of the Loans; provided, however, that any rights or remedies of either party hereto arising out of any breach of any provision hereof occurring prior to such date of termination shall survive such termination.

23.              Severability.  In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

24.              Injunction.  Each Senior Lender and each Mezzanine Lender each acknowledge (and waive any defense based on a claim) that monetary damages are not an adequate remedy to redress a breach by the other hereunder and that a breach by either Senior Lender or either Mezzanine Lender hereunder would cause irreparable harm to the other. Accordingly, each Senior Lender and each Mezzanine Lender agree that upon a breach of this Agreement by the other, the remedies of injunction, declaratory judgment and specific performance shall be available to such non-breaching party.

25.              Mutual Disclaimer.

     (a)                Each Lender is a sophisticated lender and/or investor in real estate and its respective decision to enter into the Loans are based upon their own independent expert evaluation of the terms, covenants, conditions and provisions of, respectively, the Loan Documents to which it is a party and such other matters, materials and market conditions and criteria which each Lender deems relevant. Each Lender has not relied in entering into this Agreement or the Loan Documents, upon any oral or written information, representation, warranty or covenant from the other, or any of the other's representatives, employees, Affiliates (other than FPMC and FFC in the Loan Documents) or agents other than the representations and warranties of the other contained herein. Each Lender further ackno wledges that no employee, agent or representative of the other Lenders have been authorized to make, and that each Lender has not relied upon, any statements, representations, warranties or covenants other than those specifically contained in this Agreement. Without limiting the foregoing, each Lender acknowledges that the other Lenders have made no representations or warranties as to the Loans or the Collateral.

      (b)               Each Lender acknowledges that the Loan Documents are distinct, separate transactions and loans, separate and apart from each other.

[SEE ATTACHED SIGNATURE PAGE]

IN WITNESS WHEREOF, Senior Lender and each Mezzanine Lender have executed this Agreement as of the date and year first set forth above.

FIRST FINANCIAL CORPORATION

By: /s/ Walter J. Rusek

Name: Walter J. Rusek

Title:    Director

FIRST PREFERENCE MORTGAGE CORP.

By:  /s/ Charles LaCombe

Name: Charles LaCombe

Title:    President / CEO

JRPM INVESTMENTS, LTD.

By: /s/ David W. Mann

Name: David W. Mann

Title:    G.P.

BLUEBONNET INVESTMENTS, LTD.

By: /s/  David W. Mann

Name:  David W. Mann

Title:     President - Bluebonnet Enterprises, Inc. G.P.

COLONIAL BANK, N.A.

By:  /s/ Amy J. Nunneley

Name:  Amy J. Nunneley

Title:     Senior Vice President

SCHEDULE 1

Lender	Notes Payable to Such Lender and Subject to this Agreement	Priority (Highest to Lowest)
Lender A Address for Notices: Colonial Bank, N.A. Mortgage Warehouse Lending Division 201 East Pine Street, Suite 730 Orlando, FL 32801 Attn: Any J. Nunneley/Jennifer M. Branker Fax: (407) 835-6690 Collateral: [See Recitals]	Note A	1
Lender B Address for Notices: 800 Washington Avenue Waco, Texas 76701 Collateral: [See Recitals]	Note B	2
Lender C Address for Notices: 800 Washington Avenue Waco, Texas 76701 Collateral: [See Recitals]	Note C	3
Lender D Address for Notices: 800 Washington Avenue Waco, Texas 76701 Collateral: [See Recitals]	Note D	4